UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2018

Universal Logistics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2018, Mason Dixon Intermodal, Inc., d/b/a Universal Intermodal Services, Inc. (“Universal Intermodal”), a wholly-owned subsidiary of Universal Logistics Holdings, Inc. (the “Company”), entered into and closed on a Stock Purchase Agreement (the “Purchase Agreement”) with James H. Horvitz, Robert Sweet, and The Horvitz Family Special Needs Gift Trust, dated July 18, 2014, to acquire all of the issued and outstanding shares of capital stock of Deco Logistics, Inc., d/b/a Container Connection, and Oaktree Logistics, Inc. (collectively, “Container Connection”). Under the Purchase Agreement, Universal Intermodal paid a cash purchase price of $60,000,000 which is subject to customary post-closing adjustments.  Based in Riverside, California, Container Connection offers harbor drayage services to the Ports of Los Angeles and Long Beach for customers primarily located within the Inland Empire and Central Valley areas.  Container Connection also offers warehousing, secured parking and yard space at its 18.5-acre facility.

The Company borrowed funds from its existing credit facility with KeyBank to finance the acquisition. After giving effect to the borrowing, the total amount outstanding under the KeyBank credit facility was $236.6 million.  Deco Logistics, Inc. was also added as a borrower to the KeyBank credit facility.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 and is incorporated by reference into this report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 7.01 Regulation FD Disclosure.

On December 7, 2018, the Company issued a press release announcing completion of the acquisition referenced in Items 1.01 and 2.01 of this Form 8-K.  A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*

Stock Purchase Agreement dated as of December 7, 2018 among Mason Dixon Intermodal, Inc., James H. Horvitz, Robert Sweet, The Horvitz Family Special Needs Gift Trust, dated July 18, 2014, (each a “Seller” and collectively the “Sellers”), Robin L. Horvitz, and J. Horvitz in his capacity as representative of the Sellers.

99.1	Press Release dated December 7, 2018 announcing the Company’s acquisition of Deco Logistics, Inc., d/b/a Container Connection, and Oaktree Logistics, Inc.

* Schedules to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule upon the request of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Date: December 11, 2018	/s/ Steven Fitzpatrick
Steven Fitzpatrick
Secretary